UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

BROAD STREET REALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09043	36-3361229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350 Bethesda, Maryland		20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 301-828-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Capital Contribution Agreements

On June 16, 2020, Broad Street Operating Partnership, LP (the “Operating Partnership”), the operating partnership of Broad Street Realty, Inc. (the “Company”), and BIG BSP Investments, LLC, a subsidiary of a real estate fund managed by Basis Management Group, LLC and the Class A member (the “Preferred Investor”) in Broad Street BIG First OP LLC (the “Sub-OP”), entered into two agreements (together, the “Capital Contribution Agreements”) with respect to two additional capital contributions (the “Additional Capital Contributions”) in the aggregate amount of $2,870,000 from the Preferred Investor to the Sub-OP. As previously disclosed in the Company’s Current Report on Form 8-K filed on December 27, 2019, the Operating Partnership and the Preferred Investor entered into the Amended and Restated Operating Agreement of the Sub-OP, dated December 27, 2019 (the “Operating Agreement”).

Pursuant to the Capital Contribution Agreements, the Preferred Investor made (i) a $2,428,000 capital contribution to the Sub-OP that the Sub-OP contributed to certain of its property owning subsidiaries (the “Borrowers”) that are party to the loan agreement, dated December 27, 2019 (the “Basis Loan Agreement”), by and among such certain property owning subsidiaries and the BIG Real Estate Finance I, LLC, a subsidiary of Basis Management Group, LLC (the “Basis Lender”), for purposes of making debt service payments under the Basis Loan Agreement and (ii) a $442,000 capital contribution to the Sub-OP that the Sub-OP contributed to certain of its other property owning subsidiaries for purposes of making debt service payments on mortgage debt secured by the properties owned by such subsidiaries and making payments of the Class A return due to the Preferred Investor pursuant to the Operating Agreement.

The Preferred Investor is entitled to a cumulative annual return of 13.0% on the Additional Capital Contributions. Pursuant to the Operating Agreement, the Additional Capital Contributions must be redeemed on or before the earlier of: (i) January 1, 2023 and (ii) the date on which the loan under the Basis Loan Agreement is paid in full (the “Redemption Date”). The Redemption Date may be extended to December 31, 2023 and December 31, 2024, in each case subject to certain conditions.

Amendment to Basis Loan Agreement

On June 16, 2020, the Borrowers and the Basis Lender entered into an amendment to the Basis Loan Agreement (the “Amendment”) to make certain amendments in connection with the Additional Capital Contributions, including to permit the application of a portion of the Additional Capital Contributions to service outstanding obligations under the Basis Loan Agreement.

The foregoing descriptions of the Capital Contribution Agreements and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Capital Contribution Agreements and the Amendment, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Capital Contribution Agreement, dated June 16, 2020 by and between Broad Street Operating Partnership, LP and BIG BSP Investments, LLC with respect to a $2,428,000 Capital Contribution to Broad Street BIG First OP LLC.

10.2	Capital Contribution Agreement, dated June 16, 2020, by and between Broad Street Operating Partnership, LP and BIG BSP Investments, LLC with respect to a $442,000 Capital Contribution to Broad Street BIG First OP LLC.

10.3	Amendment to Basis Loan Agreement dated June 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY INC.

June 19, 2020	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby
Chief Executive Officer

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